UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Health Fitness Corporation

(Name of Registrant as Specified In Its Charter)

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HEALTH FITNESS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Health Fitness Corporation will be held at 3:30 p.m., Central time, on May 29, 2008, at the Company’s corporate offices, 1650 West 82nd Street, Bloomington, Minnesota 55431, for the following purposes:
1.	To elect 10 individuals to serve on the Board of Directors for a term of one year or until their successors are duly elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2008.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
          Only shareholders of record at the close of business on April 11, 2008 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.
          Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided or vote over the internet or by telephone, as described on the enclosed proxy. The prompt return of proxies will save the Company the expense of further requests for proxies.
BY ORDER OF THE BOARD OF DIRECTORS

Gregg O. Lehman, Ph.D.
President and Chief Executive Officer
Bloomington, Minnesota
April 21, 2008

HEALTH FITNESS CORPORATION
Annual Meeting of Shareholders
May 29, 2008

PROXY STATEMENT

INTRODUCTION
          Your proxy is solicited by the Board of Directors of Health Fitness Corporation (the “Company”) for the Annual Meeting of Shareholders to be held on May 29, 2008, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponement thereof.
          The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
          You may vote your shares by telephone, over the internet or by mail by following the instructions on the enclosed proxy. If you vote by telephone or over the internet, you do not need to return your proxy by mail. Internet and telephone voting facilities will close at 12:00 p.m., Central time, on May 28, 2008. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
          Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. A proxy that is not revoked or superseded will be voted in accordance with the choice specified by the shareholder on the ballot that is provided on the Proxy. Proxies that are signed but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.
          The presence at the Annual Meeting in person or by proxy of the holders of a majority of our outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
          The mailing address of the principal executive offices of the Company is 1650 West 82nd Street, Suite 1100, Bloomington, Minnesota 55431. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 21, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS
          The Board of Directors of the Company has fixed April 11, 2008 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 11, 2008, 20,300,817 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
          The following table sets forth as of April 11, 2008 certain information regarding beneficial ownership of our Common Stock by:
•	Each person known to us to beneficially own 5% or more of our Common Stock;

•	Each executive officer named in the Summary Compensation Table on page 19, who in this proxy statement are collectively referred to as the “named executive officers;”

•	Each of our directors (including nominees); and

•	All of our executive officers (as that term is defined in the Securities Act of 1933) and directors as a group.
          We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 20,300,817 shares of Common Stock outstanding on April 11, 2008. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Health Fitness Corporation, 1650 West 82nd Street, Suite 1100, Bloomington, MN 55431.

			Percent of
Name of Beneficial Owner	Number		Class(1)
5% Beneficial Owners:
Perkins Capital Management, Inc.	2,631,752	(2)	12.96%
730 East Lake Street Wayzata, MN 55391
Pequot Capital Management, Inc.	2,255,440	(3)	10.64%
500 Nyala Farm Road Westport, CT 06680
Gruber & McBaine Capital Management	1,140,840	(4)	5.57%
50 Osgood Place — Penthouse San Francisco, CA 94133
Magnetar Capital Master Fund, Ltd.	1,042,031	(5)	5.04%
c/o Magnetar Financial LLC 1603 Orrington Ave., 13th Floor Evanston, IL 60201
Named Executive Officers and Directors:
Gregg O. Lehman	243,333	(6)	1.19%
Jerry V. Noyce	764,563	(7)	3.72%
Wesley W. Winnekins	286,381	(8)	1.40%

			Percent of
Name of Beneficial Owner	Number		Class(1)
David F. Durenberger	35,000	(9)	*
K. James Ehlen	108,500	(10)	*
Robert J. Marzec	80,000	(11)	*
John C. Penn	121,000	(12)	*
Curtis M. Selquist	35,000	(13)	*
Mark W. Sheffert	96,000	(12)	*
Linda Hall Whitman	116,000	(12)	*
Rodney A. Young	116,000	(12)	*
All executive officers and directors as a group (18 persons)	3,202,310	(14)	14.48%

*	Less than one percent.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 11, 2008, or within 60 days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on January 11, 2008, Perkins Capital Management, Inc. represents that it has sole voting power over 1,175,650 of the shares, no voting power over the remaining 1,426,807 shares and sole dispositive power over all such shares.

(3)	In its most recent Schedule 13G/A filing with the SEC on February 13, 2008, Pequot Capital Management, Inc. represents that it holds for the accounts of its clients 1,355,800 shares of Common Stock and 899,640 shares of Common Stock issuable pursuant to currently exercisable warrants. Pequot Capital Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of these shares through the investment discretion it exercises over its clients’ accounts. Although such accounts do not have beneficial ownership of such shares for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, one account of Pequot Capital Management, Inc., Pequot Scout Fund, L.P., owns of record more than 5% of the Company’s outstanding shares.

(4)	In its most recent Schedule 13G filing with the SEC on February 1, 2008, Gruber & McBaine Capital Management, LLC (“GMCM”), Eric B. Swergold, J. Patterson McBaine and Jon D. Gruber represent that they possess shared voting and shared dispositive power of 960,420 shares of Common Stock. GMCM also holds currently exercisable warrants to purchase 180,540 shares of Common Stock. GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the stock. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. No individual client holdings of the stock are more than five percent of the outstanding stock. Lagunitas Partners, LP is an investment limited partnership of which GMCM is the general partner. Lagunitas is not a member of any group within the meaning of Rule 13d-5(b) and disclaims beneficial ownership of the securities with respect to its ownership is reposited. Jon D. Gruber has sole voting and dispositive power over 156,860 shares in addition to those held through Gruber & McBaine Capital Management. J. Patterson McBaine has sole voting and dispositive power over 171,160 shares in addition to the 960,420 held through Gruber & McBaine Capital Management.

(5)	In its most recent Schedule 13G filing with the SEC on February 13, 2008, affiliates of Magnetar Capital Master Fund, Ltd. represent that they own for the benefit of that entity 667,181 shares of Common Stock and 374,850 shares issuable pursuant to currently exercisable warrants. Magnetar Financial serves as investment adviser to Magnetar Capital Master Fund. In such capacity, Magnetar Financial exercises voting and investment power over the shares held for the account of Magnetar Capital Master Fund. Magnetar Financial is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Mr. Alec Litowitz.

(6)	Includes 65,000 shares that may be purchased upon exercise of options that were exercisable by Mr. Lehman as of April 11, 2008, or within 60 days of such date. Also includes 125,000 shares granted to Mr. Lehman under the 2007 Equity Incentive Plan, which shares vest in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives.

(7)	Includes 270,000 shares that may be purchased upon exercise of options that were exercisable by Mr. Noyce as of April 11, 2008, or within 60 days of such date.

(8)	Includes 96,500 shares that may be purchased upon exercise of options that were exercisable by Mr. Winnekins as of April 11, 2008, or within 60 days of such date. Also includes 96,077 shares granted to Mr. Winnekins under the 2007 Equity Incentive Plan, of which 10,000 shares vest on each of December 31, 2008 and 2009, and 76,077 shares vest in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives.

(9)	Includes 15,000 shares that may be purchased upon exercise of options by Senator Durenberger that were exercisable as of April 11, 2008, or within 60 days of such date.

(10)	Includes 76,500 shares that may be purchased upon exercise of options by Dr. Ehlen that were exercisable as of April 11, 2008, or within 60 days of such date.

(11)	Includes 60,000 shares that may be purchased upon exercise of options by Mr. Marzec that were exercisable as of April 11, 2008, or within 60 days of such date.

(12)	Includes 84,000 shares that may be purchased upon exercise of options by each of Mr. Sheffert, Mr. Penn, Ms. Whitman and Mr. Young that were exercisable as of April 11, 2008, or within 60 days of such date.

(13)	Includes 15,000 shares that may be purchased upon exercise of options by Mr. Selquist that were exercisable as of April 11, 2008, or within 60 days of such date.

(14)	Includes 1,193,375 shares that may be purchased upon exercise of options that were exercisable as of April 11, 2008, or within 60 days of such date. Also includes 618,345 shares granted to executive officers under the 2007 Equity Incentive Plan, of which 10,000 shares vest on each of December 31, 2008 and 2009, and 598,345 shares vest in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives.

ELECTION OF DIRECTORS
(Proposal #1)
General Information
          The Board of Directors has fixed the number of directors for the ensuing year at ten (10) and the independent directors of the Board recommend that all ten (10) of the current members be nominated and elected at the Annual Meeting. Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.
          In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.
The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

Name	Age	Position
Mark W. Sheffert	60	Chairman

Gregg O. Lehman, Ph.D.	60	President, Chief Executive Officer and Director

David F. Durenberger	73	Director

K. James Ehlen, M.D.	63	Director

Robert J. Marzec	63	Director

Jerry V. Noyce	63	Director

John C. Penn	68	Director

Curtis M. Selquist	63	Director

Linda Hall Whitman, Ph.D.	59	Director

Rodney A. Young	53	Director
          Mark W. Sheffert, a director of the Company since January 2001 and Chairman of the Board since May 2006, has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm, since December 1989. Prior to that, he was President of First Bank System, Inc. (now U.S. Bank), a $28 billion bank holding company headquartered in Minneapolis, Minnesota. He also served as Chairman and CEO for First Trust, a $20 billion trust company based in St. Paul, Minnesota. For 10 years prior to First Bank, Mr. Sheffert was with North Central Insurance Company where he last served as President and Chief Operating Officer. Mr. Sheffert has served on the Board of Directors for over forty public, private and non-profit organizations, and he currently serves as Chairman of the Board of BNC Bank Corp, a publicly-held company.

          Gregg O. Lehman, Ph.D., has been a director of the Company since September 22, 2006, and, on January 1, 2007, became President and Chief Executive Officer of the Company. From March 2006 through December 2006, Mr. Lehman served as Chairman, President and Chief Executive Officer of INSPIRIS Inc., a Nashville-based specialty care management company that provides care to frail Medicare Advantage members in long-term care facilities. From 2003 to 2006, Mr. Lehman was President and Chief Executive Officer of Gordian Health Solutions, Inc., a Nashville company dedicated to improving the health of employees and dependents for employers and health plans. From 1998 to 2003, Mr. Lehman served as President and Chief Executive Officer of the National Business Coalition on Health, a Washington D.C.-based movement of ninety employer-led coalitions seeking better quality and more cost-effective healthcare for employees. Mr. Lehman has a Ph.D. and an M.S. from Purdue University in Higher Education Administration.
          David F. Durenberger, a director of the Company since August 2007, has been active in Minnesota public life for more than 40 years. Senator Durenberger’s experience in the U.S. Senate included 17 years on the Senate Finance Committee. He was the ranking member of the Health Subcommittee for a decade, serving six years as chairman. Senator Durenberger served three terms and retired from the Senate in 1995. Senator Durenberger is founder and chair of the National Institute of Health Policy, a not-for-profit forum for health care leaders throughout the Upper Midwest to collaborate on complex health care issues and to foster health care transformation. He is also senior health policy fellow at the University of St. Thomas College of Business in Minneapolis. In that role, he serves on the faculty of the College of Business, teaching in medical group management programs, physician leadership and other graduate and executive education programs. Senator Durenberger also teaches health policy at the University’s College of Law, contributes regularly to College of Business publications, and consults on curriculum design efforts for health policy courses. Senator Durenberger is president of Policy Insight, LLC, a business consulting firm for health policy interests both in the United States and globally. He currently serves as commissioner, Medicare Payment Advisory Commission; commissioner, National Commission for Quality Long-term Care; special advisor to the Steering Committee, American Medical Group Association; advisory member, Council of Accountable Physician Practices; commissioner, Kaiser Commission on the Future of Medicaid and the Uninsured; commissioner, Americans for Generational Equity; board member, Center for the Study of Politics and Governance; co-chair, Minnesotan’s Military Appreciation Fund; member, MBA Public Policy Advisory Board, University of St. Thomas; board member, VocalEssence and ServeMinnesota; board member, National Committee on Quality Assurance; and board member, The Mercanti Group. He was also appointed by Governor Tim Pawlenty to chair the Minnesota Citizen’s Forum on Healthcare Costs, to explore health care cost drivers, citizen values, and to recommend health care reform in Minnesota, with input from more than 1,000 Minnesota citizens.
          K. James Ehlen, M.D., a director of the Company since April 2001, has served as Chief Executive Officer of Epien Medical since September 20, 2007. From April 2003 to August 2007, Dr. Ehlen served as Chairman of Halleland Health Consulting Group. From February 2001 to April 2003, Dr. Ehlen served as Chief, Clinical Leadership, for Humana Inc., a national managed care organization. He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, an integrated health care organization. Dr. Ehlen is a director of Angeion Corporation, a publicly-held company.
          Robert J. Marzec, C.P.A., a director of the Company since May 2004, retired in July 2002 as a partner in PricewaterhouseCoopers LLP. Mr. Marzec was admitted to the firm’s partnership in 1979 and was the managing partner of the firm’s Minneapolis office from 1991 to 1998. Mr. Marzec holds a

Bachelor’s Degree from Northwestern University and a Master’s Degree in Business Administration from DePaul University. Mr. Marzec is also a director of Medtox Scientific, Inc. and Apogee Enterprises, Inc., both of which are publicly-held companies. He also serves on a number of civic boards and committees.
          Jerry V. Noyce served as Vice Chairman of the Company from January 1, 2007 to January 31, 2008 and continues to serve as a director. He served as President and Chief Executive Officer of the Company from November 2000 through December 31, 2006 and has been a director since January 2001. From October 1973 to March 1997, he was Chief Executive Officer and Executive Vice President of Northwest Racquet, Swim & Health Clubs. From March 1997 to November 1999, Mr. Noyce served as Regional Chief Executive Officer of CSI/Wellbridge Company, the successor to Northwest Racquet, where he was responsible for all operations at the Northwest Clubs and the Flagship Athletic Club. Since January 2006, Mr. Noyce has served on the board of directors of The Health Enhancement Research Organization, a not-for-profit coalition of organizations with common interests in health promotion, disease management and health related productivity research.
          John C. Penn, a director of the Company since April 2001, served as Chairman of the Board from January 2004 to May 2006, and currently serves as Chairman of Intek Plastics, Inc., a custom extruder of plastic products for the window and door industries. From 1999 to 2003, he served as Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1999. For 25 years prior to joining Satellite Companies, Mr. Penn served as Chief Executive Officer of several companies in the manufacturing and medical industries, including Center for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation, a publicly-held company, and several privately owned companies.
          Curtis M. Selquist, has been a director of the Company since August 2007. Mr. Selquist retired from Johnson & Johnson in March 2007 after 30 years with that company. He began his career as a sales representative for Johnson & Johnson Baby Products Company, became President of Johnson & Johnson Hemisferica in 1989, then became worldwide president of Johnson & Johnson/Merck Pharmaceuticals in 1995 and company group chairman for Johnson & Johnson Medical in 1997. He continues to support Johnson & Johnson Health Care Services in a consulting role. Mr. Selquist is the founding chairman of the Global Healthcare Exchange, established in 2000 as an electronic trading exchange open to all health care providers, suppliers, and manufacturers to buy and sell supplies online. He is also chairman of the National Alliance for Healthcare Technology and serves as leadership network chair for the National Quality Forum. Mr. Selquist is an operating partner at Water Street Health Partners, a Chicago-based private equity firm, and serves on two of the company’s boards: Facet Technologies, LLC, a publicly-held company, and Physiotherapy, Inc. Mr. Selquist also serves on the board and executive committee of Project HOPE. Mr. Selquist earned a bachelor’s degree from Bradley University in Peoria, Ill.
          Linda Hall Whitman, Ph.D., a director of the Company since April 2001, was Chief Executive Officer of MinuteClinic, a healthcare services company, from 2002 to 2005. Linda joined UnitedHealth Group in 2006 as Vice President, Business Development in Public and Senior Markets Group. Prior to that, she was President of Ceridian Performance Partners (an employee benefits provider), Ceridian Corporation from 1996 through 2000 and Vice President, Business Integration at Ceridian from 1995 to 1996. From 1980 to 1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group from 1993 to 1995. Ms. Whitman was a director of MTS Systems Incorporation from 1985 through January 2006 and August Technology Corporation from 2001 to 2006. She served on the Ninth District Federal Reserve Bank Board as a Class C Director from 1999 to 2005, and served as its Chair from 2004 to 2005.

          Rodney A. Young, a director of the Company since April 2001, has served as President, Chief Executive Officer and director of Angeion Corporation, a publicly-held medical company, since November 2004, joining Angeion as its Executive Vice President in July 2004. Mr. Young was Chief Executive Officer and President of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, from August 1996 to July 2003, also serving as the Chairman of the Board of LecTec from November 1996 to July 2003. Prior to that, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Possis Medical, Inc., a publicly-held company, Delta Dental Plan of Minnesota and Allina Health Care System.
CORPORATE GOVERNANCE
Independence
          The Board of Directors has determined that Mark W. Sheffert, David F. Durenberger, K. James Ehlen, Robert J. Marzec, John C. Penn, Curtis M. Selquist, Rodney A. Young and Linda Hall Whitman, constituting a majority the Board of Directors, are independent directors since none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and since such directors otherwise satisfy the requirements of Nasdaq Rule 4200(a)(15). In addition, James Bernards, who served on our Board until May 21, 2007, was independent. Although the Company is not subject to Nasdaq rules, the Board of Directors believes that such standards are helpful in determining the Company’s independent directors.
          Although Gregg O. Lehman was an independent director when he was appointed to the Board on September 22, 2006, he is now precluded from being considered independent because he has been employed by the Company as President and Chief Executive Officer since January 1, 2007. Similarly, Jerry V. Noyce is precluded from being considered independent because he was employed by the Company as Vice Chairman until January 31, 2008 and before that was the Company’s President and Chief Executive Officer.
Code of Conduct
          The Board has approved Ethics and Code of Conduct policies that apply to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Ethics and Code of Conduct policies address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Ethics and Code of Conduct policies are available on the Company’s website at www.hfit.com. Health Fitness Corporation intends to satisfy Form 8-K disclosure requirements by including on its website any amendment to, or waiver from, a provision of its Ethics or Code of Conduct policy that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.
Shareholder Communications with the Board of Directors
          Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:
Health Fitness Corporation Board of Directors
Attention: Secretary
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
Director Attendance at Annual Meetings
          Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. The 2007 Annual Meeting of Shareholders was attended by seven directors.
Committee and Board Meetings
          During fiscal 2007, the Board held thirteen formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company’s charter and bylaws and Minnesota law.
          The Company’s Board of Directors has three standing committees, the Audit Committee, the Compensation/Human Capital Committee, and the Nominating/Governance Committee. In addition, the Board of Directors has two ad-hoc committees, the Finance Committee and the Strategy Committee. Members of such committees met formally and informally from time to time throughout fiscal 2007 on committee matters.
          Each director attended 75% or more of the aggregate number of meetings of the Board and of committees of which he or she was a member.
Current Committee Membership
          The following table sets forth the membership of each of the Company’s committees.

	Compensation/ Human	Finance	Nominating/Governance
Audit Committee	Capital Committee	Committee	Committee	Strategy Committee
Robert J. Marzec (Chair)	Linda Hall Whitman (Chair)	John C. Penn (Chair)	Mark W. Sheffert (Chair)	Curtis M. Selquist (Chair)
Mark W. Sheffert	Rodney A. Young	Mark W. Sheffert	Robert J. Marzec	David F. Durenberger
John C. Penn(1)	K. James Ehlen(2)	Robert J. Marzec(4)	John C. Penn	Rodney A. Young
	Curtis M. Selquist(3)		Linda Hall Whitman	K. James Ehlen
			Curtis M. Selquist(3)	Gregg Lehman

(1)	John C. Penn replaced former director James Bernards as a member of the Audit Committee in 2007.

(2)	Dr. Ehlen was appointed to the Compensation and Human Capital Committee as a non-voting member in March 2006, and became a voting member in March 2007.

(3)	Curtis M. Selquist replaced John C. Penn as a member of the Compensation and Human Capital Committee and was appointed to the Nominating/Governance Committee in 2007.

(4)	Robert J. Marzec replaced former director James Bernards as a member of the Finance Committee in 2007.

Audit Committee
          The Audit Committee is comprised of directors Robert J. Marzec (Chair), John C. Penn and Mark W. Sheffert. Messrs. Marzec, Penn and Sheffert satisfy, in the judgment of the Board of Directors, the independence requirements of Nasdaq Rule 4200(a)(15) (although the Company is not required to comply with such provision), and the Audit Committee satisfies the criteria of Section 10A(m)(3) and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee is responsible for the oversight relating to the Company’s systems of internal and disclosure controls and its financial accounting and reporting matters. The Audit Committee is also responsible for appointment, compensation, retention and oversight of the work of any publicly registered accounting firm, including the Company’s independent public accountants. The Audit Committee charter was attached to last year’s proxy statement as Exhibit A and may be amended by approval of the Board. The charter was last amended on March 27, 2007. The Audit Committee met ten times during fiscal 2007.
Audit Committee Financial Expert
          The Board has determined that Robert J. Marzec is the “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Marzec as the audit committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.
Compensation/Human Capital Committee
          The responsibility for evaluation of the compensation policies of the Company, oversight of management’s performance, and recommendations regarding compensation of senior management, has been delegated by the Board to the Compensation/Human Capital Committee of the Board, which is referred to in this proxy statement as the “Compensation Committee.” The current members of the Compensation Committee are Linda Hall Whitman, Ph.D. (Chair), Rodney A. Young, K. James Ehlen, M.D. and Curtis M. Selquist, each of whom satisfy the independence requirements of Nasdaq Rule 4200(a)(15) (although the Company is not required to comply with such provision). The Compensation Committee met three times in 2007.
Compensation Committee Charter and Scope of Authority
          Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include reviewing the procedures, processes and policies used to compensate executives; approving compensation plans, performance reviews and salaries for executives, other than executives designated by the Board as subject to Section 16 under the Securities Exchange Act of 1934, or “Section 16 officers”; recommending to the Board compensation plans, performance reviews and salaries for Section 16 officers; reviewing and discussing with management the Company’s public disclosures regarding its compensation policies and practices; approving bonus and cash incentive plans and related payout potential and objectives, other than for Section 16 officers; recommending to the Board bonus and cash incentive plans and related payout potential and objectives for Section 16 officers; recommending stock option, employee stock purchase, restricted stock and other equity incentive plans to the full Board for submission to shareholders; granting stock option and other equity awards to executives and management/key associates, other than Section 16 officers; recommending to the Board stock option and other equity awards to Section 16 officers; reviewing and recommending to the full Board material changes to the 401(k) plan; and working with management on human capital matters, including organizational alignment, recruitment and retention of executive talent and succession plan development.

The Compensation Committee charter was attached to last year’s proxy statement as Exhibit B and may be amended by approval of the Board. The charter was last amended on March 27, 2007.
          The Compensation Committee’s authority does not include approving or recommending compensation for our directors, which is reviewed and recommended to the full Board by the Nominating/Governance Committee.
          The Compensation Committee has authority to authorize management to engage one or more compensation consultants, who may assist management, the Board and the Compensation Committee with reviewing data relating to executive compensation and determining appropriate levels of base salary, annual incentives, total cash compensation and stock option grants to executives. The Company pays all amounts due to compensation consultants, at the approval of the Compensation Committee. The Compensation Committee utilized one consultant during the 2007 fiscal year.
Finance Committee
          The Finance Committee, which consists of John C. Penn (Chair), Mark W. Sheffert and Robert J. Marzec, is charged with exploring strategic opportunities and the methods that might be available for financing such opportunities. The Finance Committee met four times during fiscal 2007.
Nominating/Governance Committee
          The Nominating/Governance Committee consists of the Chairman of the Board (Mark W. Sheffert), the Chairman of the Audit Committee (Robert J. Marzec), the Chairman of the Compensation Committee (Linda Hall Whitman), the Chairman of the Finance Committee (John C. Penn), and the Chairman of the Strategy Committee (Curtis M. Selquist). Although not required to comply with such provision, the Board believes that each member of the Nominating/Governance Committee satisfies the independence requirements of Nasdaq Rule 4200(a)(15). The nominees for election to the Board at the annual meeting of shareholders were recommended by the Nominating/Governance Committee. The Nominating/Governance Committee charter was attached to last year’s proxy statement as Exhibit D, and may be amended by approval of the Board. The charter was last amended on March 27, 2007. The Nominating/Governance Committee met two times during fiscal 2007.
          The Nominating/Governance Committee will review director nominees proposed by shareholders. Shareholders may recommend a nominee to be considered by the Nominating/Governance Committee by submitting a written proposal to the Chairman of the Board of Directors, at Health Fitness Corporation, 1650 West 82nd Street, Suite 1100, Bloomington, Minnesota 55431. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.
          The Nominating/Governance Committee is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, the review and recommendation of the Board of Directors Compensation Plan, and the oversight of the organization of Board committees. The Nominating/Governance Committee has the ability to employ recruiting firms to assist in the identification and recruitment of director candidates and other advisors, but it did not do so in 2007.
          When selecting candidates for recommendation to the Board of Directors, the Nominating/Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:
•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with domestic and international business affairs;

•	legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
Strategy Committee
          The Strategy Committee, which consists of Curtis M. Selquist (Chair), David F. Durenberger, Rodney Young, K. James Ehlen and Gregg Lehman, was established by the Board of Directors in November 2007 to identify and review strategic opportunities for the Company.
2007 DIRECTOR COMPENSATION
Compensation to Non-Employee Directors
     Under the Board of Directors Compensation Plan, directors who are not employees of the Company receive the following compensation:
          1. Each director receives an annual cash retainer of $12,000, payable quarterly at a rate of $3,000 in advance of each quarter.
          2. The Chairman of the Board receives an additional annual cash retainer of $6,000, payable quarterly at a rate of $1,500 in advance of each quarter. In addition, the non-employee directors, other than the Chairman, approved an additional annual fee of $30,000 to the Chairman for his additional services provided in connection with the Company’s strategic plan and related projects. This fee will be paid quarterly and is subject to suspension or termination by the Board.
          3. The Chair of the Audit Committee receives an additional annual cash retainer of $5,000, payable quarterly at a rate of $1,250 in advance of each quarter.
          4. The Chairs of each of the Compensation and Nominating/Governance Committees receive an additional annual cash retainer of $2,500, payable quarterly at a rate of $625 in advance of each quarter.
          5. The Chairs of each of the Finance and Strategy Committees receive a $250 committee meeting fee (in addition to fees paid to all committee members for their attendance at such committee meetings).
          6. Each director receives a cash payment of $1,000 for attending each regular and special Board meeting. Telephonic Board meetings, or a director’s telephonic attendance at a Board meeting, are compensated at 75% of the full payment.

          7. Committee members receive a cash payment of $500 for attending each regular and special committee meeting. Telephonic committee meetings, or the director’s telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.
          8. Upon the initial election to the Board, directors previously received a grant of 20,000 shares of Common Stock. Effective November 1, 2007, new directors will receive an initial grant of restricted stock having a value of $60,000, with the number of shares determined by dividing $60,000 by the closing price per share of the Company’s Common Stock on the effective date of the director’s election. The shares will vest ratably over a three year period, subject to acceleration upon a change of control through a merger or acquisition. Non-vested shares would be forfeited upon the director’s resignation, termination or not standing for reelection.
          9. Upon the initial election to the Board and annually thereafter, a director will receive a six-year fully vested option to purchase 15,000 shares of Common Stock. The option will have an exercise price equal to the fair market value of the Common Stock on the date of grant.
          In addition, the Company reimburses directors for any out-of-town travel incurred by a director to attend Board, but not Committee, meetings, and directors are covered by a D&O liability insurance policy.
Director Compensation Table
          The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2007.

	Fees Earned or	Stock Awards	Option Awards	All Other Compensation	Total
Name	Paid in Cash ($)	($)	($) (1)	($)	($)
Mark W. Sheffert (Chair)(2)	66,875	—	13,650	—	80,525

David F. Durenberger(3)	9,750	58,000(4)	13,800(5)	—	81,550

K. James Ehlen(2)	21,750	—	13,650	2,000(10)	37,400

Robert J. Marzec(6)	30,625	—	13,650	—	44,275

John C. Penn(2)	24,500	—	13,650	—	38,150

Curtis M. Selquist (7)	6,750	61,000(8)	14,250(9)	—	82,000

Linda Hall Whitman(2)	25,250	—	13,650	—	38,900

Rodney A. Young(2)	22,750	—	13,650	—	36,400

(1)	Represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for the 2007 fiscal year, filed with the Securities and Exchange Commission on March 26, 2008. Each of the option awards reflected in this column was fully vested when granted, and the grant date fair value of each of these awards, computed in accordance with FAS 123(R), is the same as the amount recognized for financial statement reporting purposes as reflected in this column. The full grant date fair value of all of the awards to these directors, computed in accordance with FAS 123(R), is $109,950.

As of December 31, 2007, each non-employee director had the following number of options outstanding: Mark W. Sheffert, 84,000; David F. Durenberger, 15,000; K. James Ehlen, 76,500; Robert J. Marzec, 60,000; John C. Penn, 84,000; Curtis M. Selquist, 15,000; Linda Hall Whitman, 84,000; and Rodney A. Young, 84,000.

(2)	In accordance with the Board of Directors Compensation Plan, on May 16, 2007, Mr. Sheffert, Dr. Ehlen, Mr. Penn, Ms. Whitman and Mr. Young each received six-year fully vested options to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $2.83 per share.

(3)	Senator Durenberger became a director on August 9, 2007.

(4)	In accordance with the Board of Directors Compensation Plan, on August 9, 2007, Senator Durenberger received a grant of fully vested 20,000 shares of the Company’s Common Stock. The Company recognized the expense based upon the number of shares, multiplied by $2.90, the closing price of the Company’s Common Stock on the date of grant.

(5)	In accordance with the Board of Directors Compensation Plan, on August 9, 2007, Senator Durenberger received a six-year fully vested option to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $2.90 per share.

(6)	In accordance with the Board of Directors Compensation Plan, on May 18, 2007, Mr. Marzec received a six-year fully vested option to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $2.80 per share.

(7)	Mr. Selquist became a director on August 30, 2007.

(8)	In accordance with the Board of Directors Compensation Plan, on August 30, 2007, Mr. Selquist received a grant of fully vested 20,000 shares of the Company’s Common Stock. The Company recognized the expense based upon the number of shares, multiplied by $3.05, the closing price of the Company’s Common Stock on the date of grant.

(9)	In accordance with the Board of Directors Compensation Plan, on August 30, 2007, Mr. Selquist received a six-year fully vested option to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $3.05 per share.

(10)	Represents fees paid to Dr. Ehlen for participation in meetings of the Company’s Science Advisory Board.
CERTAIN TRANSACTIONS
          Pursuant to its charter, the Audit Committee has the responsibility to review transactions that are considered “related party transactions” under Rule 404 of Regulation S-K under the Securities Act of 1933, and make a recommendation to the full Board, excluding inside and interested directors. The full Board of independent directors then ultimately determines whether to approve the transaction. In accordance with Minnesota corporate law, directors who believe that they may be related parties in transactions with the Company will inform the Board of such belief, provide all relevant information, and recuse themselves from any consideration of such transactions. If a director believes but is not certain that he has a related party relationship, the Nominating/Governance Committee will make the determination following consideration of all available information.
          Since the beginning of fiscal 2007, there have been no transactions or business relationships, other than as disclosed herein, between us and our executive officers, directors, director nominees, and affiliates.
VOTE REQUIRED
          The Board recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal #1. Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

EXECUTIVE COMPENSATION
Overview
          The Company’s executive compensation program is designed to attract, retain, motivate and fairly reward the high performing individuals who will help the Company achieve and maintain a competitive position in the employee health improvement industry. The program is also intended to ensure the accomplishment of the Company’s financial objectives and to align the interests of employees, including management, with those of long-term shareholders. The Company accomplishes these objectives by linking compensation to individual and Company performance, setting compensation at competitive levels, rewarding executives for financial growth of the Company, tying incentive compensation to performance objectives that are clearly defined and challenging but achievable, increasing incentive compensation with position and responsibility, and balancing rewards for short- and long-term performance. In 2007, our executive compensation program was comprised of three elements: base salary, non-equity incentive compensation in the form of an annual bonus, and long-term, equity-based incentive compensation.
          We primarily compensate our executive officers with cash and equity and not perquisites. The Company’s perquisite awards are fairly modest, so as to avoid a negative impact on internal pay and equality. The Company provides all full-time employees with what it believes are customary benefits, which include a 401(k) savings plan and matching contributions of $0.20 for each $1.00 contributed, up to 10% of eligible compensation; health and dental plans; an employee stock purchase plan; life insurance; and long- and short-term disability insurance plans.
Base Salary
          Base salary is designed to be in the median range of salary levels for equivalent positions at comparable companies nationwide, which is intended primarily to attract high performing individuals while remaining in line with compensation amounts paid by other companies. Each executive’s actual salary within this competitive framework depends on the individual’s performance, responsibilities, experience, leadership and potential future contribution. The Compensation Committee periodically reviews base salary for each executive officer by identifying pay levels for similar roles in other organizations, considering the past performance of the executive officer, the scope of the executive officer’s responsibilities, the value added by the executive officer and internal equity. The Compensation Committee then makes recommendations to the Board. Executives do not necessarily receive increases every year.
          The original base salaries of the named executive officers were set by their employment agreements. In the case of Mr. Lehman, his employment agreement was effective on January 1, 2007 and provided that Company would pay him an annual salary of $275,000 in 2007, and Mr. Noyce’s salary in 2007 remained at $275,000. The Board increased Mr. Winnekins’ annual base salary to $188,100 in 2007 from $180,000.
Management Bonus Program
          In 2007, the Compensation Committee recommended and the Board approved a new management bonus program, which is intended to promote achievement of the Company’s strategic plan through 2009. This program is comprised of two elements: a short term incentive annual cash bonus and a long term incentive pool of restricted stock awards. The Board also has the discretion to make stock option grants.

Cash Bonuses
          Named executive officers are eligible to receive non-equity incentive compensation based on achievement of performance targets. With respect to cash bonuses in 2007, the program provided for cash payouts based on the Company achieving 95% to 110% of plan accomplishment. Plan accomplishment is based upon achievement of revenue and earnings before interest, taxes, depreciation and amortization targets. The Vice Chairman and Chief Executive Officer were eligible to receive non-equity incentive compensation of between 6% and 50% of their base salary, the Chief Financial Officer was eligible to receive non-equity incentive compensation of between 6% and 40% of his base salary, and other executive officers were eligible to receive between 4% and 30% of their base salaries. No awards could be earned on financial objectives for which the Company achieved less than 95% of the planned target. In the case of the Vice Chairman only, the bonus was also dependent upon the achievement of personal objectives.
Restricted Stock Awards
          The management bonus program utilizes grants of restricted stock that would be earned and vested by executives following the completion of the 2009 annual audit, based upon the Company’s achievement of its strategic three year plan. The Board adopted, and our shareholders approved in 2007, the Company’s 2007 Equity Incentive Plan, which provides for restricted stock awards to executive officers that vest upon achievement of performance targets that are based on the Company’s strategic plan. The restricted stock awards are subject to the terms of the Company’s customary Restricted Stock Award Agreement and the 2007 Equity Incentive Plan. The number of shares of restricted stock that vest will be based upon the Company achieving at least 95% of plan accomplishment, and up to 110% of plan accomplishment. Generally, executives would have to be employed by the Company at the time of the completion of the Company’s 2009 annual audit in order for their shares of restricted stock to vest.
          The Board also adopted in 2007 the Cash Incentive Plan, which provides that executives may elect to receive a cash payment in lieu of the restricted stock award, payable on the same terms and subject to achievement of the same targets as those that would apply for that year’s restricted stock award. Participants in the management bonus program had the option, at the outset of the program, to choose a cash bonus to be paid at the completion of the Company’s 2009 annual audit, in lieu of restricted stock awards. The performance objectives of the awards granted under the Cash Incentive Plan were the same as those under the 2007 Equity Incentive Plan and participants would receive their cash bonuses at the same time, and to the same extent, that the restricted stock vests.
          None of the named executive officers chose the cash payment option, and on June 1, 2007, the Company made grants of restricted stock to the named executive officers under the 2007 Equity Incentive Plan.
Stock Options
          The Board and the Compensation Committee also have the discretion to make stock option grants in order to award individual performance each year. Under the program in 2007, long-term incentive compensation consisted of stock options that vest ratably on an annual basis for a term of four years, and expire after six years. The Board made annual grants of stock options subject to the terms of the Company’s customary Incentive Stock Option Agreement and Amended and Restated 2005 Stock Option Plan. When making such grants, the Compensation Committee and Board considered the size of the previous grants and the number of options held, but these factors are not entirely determinative of future grants. Each executive’s annual grants are based upon the individual’s performance, responsibilities, experience, leadership and potential future contribution, and any other factors deemed relevant by the

Compensation Committee and the Board. The Compensation Committee and the Board also consider the potential expense to the Company of all stock option grants.
          The Board has adopted a policy with respect to the granting of options, restricted stock and other equity-based awards that specifies who has authority to grant the awards and when the awards may be granted. The policy’s provisions regarding the timing of grants are designed to avoid any impropriety by restricting the grants to those periods when there would typically be no opportunity to misuse material nonpublic information in connection with the pricing of a grant, or, in the case of annual grants, to establish a set date each year for the grants to be made so as to prevent any discretion in setting grant dates, but also provide the Board and Compensation Committee with limited flexibility to make grants from time to time in extraordinary circumstances.
          Messrs. Noyce and Winnekins received annual stock option grants in February 2007 in accordance with this policy. Mr. Lehman received one-time grants of restricted stock and stock options in connection with the commencement of his employment in January 2007 and, accordingly, did not receive any annual grant in February 2007.
Employment Agreements
          We have entered into written employment agreements with our named executive officers to provide both the Company and the executive officers with protections and rights that would otherwise not be memorialized in a verbal contract, and to express the commitment on the part of the Company and the executive officer to the employment relationship. The employment agreements with our named executive officer provide that each of these officers serves for an indefinite term until his employment is terminated in accordance with the terms of his agreement.
          The employment agreements of all of the named executive officers provide that these executive officers would continue to receive their base salaries for a specified severance period following termination without “cause.” This salary continuation is intended to provide the executive officers with pay for the time they would potentially need to find replacement positions. We have also included change in control provisions in the employment agreements of the named executive officers. The agreements generally provide that, in the event of a change in control, each executive officer would receive severance pay for a specified period if the executive officer is terminated without cause upon a change in control. The change in control provisions are designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of the Company. The employment agreements also include non-solicitation and non-disparagement covenants, and, in the case of Mr. Lehman and Mr. Noyce, non-competition provisions that prevent these named executive officers from having certain relationships with our competitors.
          The Board may provide for payment or immediate vesting of option awards under our Amended and Restated 2005 Stock Option Plan in the event of a change in control, and the Board may take any other action as it may deem appropriate to further the purposes of the Amended and Restated 2005 Stock Option Plan or protect the interests of the option holders upon a change in control. The Board has already determined, as reflected in his employment agreement, that options granted under the Amended and Restated 2005 Stock Option Plan to Mr. Lehman will immediately vest in connection with a change in control under certain conditions.
          Subsequent to the 2007 fiscal year, on January 31, 2008, Mr. Noyce retired as Vice Chairman and entered into a consulting agreement with the Company, pursuant to which he will periodically provide services for the Company until December 31, 2008. Pursuant to the consulting agreement, the Company will pay Mr. Noyce an hourly rate for services performed. Mr. Noyce’s annual hours are not to exceed

19.9% of the number of hours worked by him in 2007 while employed by the Company as Vice Chairman. The Company will reimburse Mr. Noyce for reasonable and appropriate expenses incurred while performing consulting services. Mr. Noyce acknowledged certain confidentiality, non-solicitation and non-competition obligations when he entered into the consulting agreement.
Summary Compensation Table
          The following table summarizes compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and two most highly compensated executive officers other than the Chief Executive Officer, each of whom was serving as an executive officer of the Company as of December 31, 2007, with respect to our fiscal year ended December 31, 2007. In this proxy statement, we refer to these executive officers collectively as our “named executive officers.”

						Non-Equity
						Incentive Plan	All Other
Name and Principal		Salary		Stock	Option	Compensation	Compensation
Position	Year	($)(1)	Bonus ($)	Awards ($)(2)	Awards ($)(2)	($)	($)	Total ($)
Gregg O. Lehman	2007	264,423	—	121,960 (4)	74,277	66,000	47,216 (5)	573,876
President and Chief Executive Officer(3)	2006	—	—	—	—	—	—	—

Jerry V. Noyce	2007	275,000	—	11,543	14,314	15,000	11,050 (7)	326,907
Vice Chairman(6)	2006	268,295	—	—	80,045	82,500	11,097	441,937

Wesley W. Winnekins	2007	186,327	—	6,926	32,807	33,858	—	259,918
Chief Financial Officer	2006	175,152	—	—	24,718	36,000	100	235,970

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)	Amounts in these columns represent the amounts recognized for financial statement reporting purposes in each fiscal year for restricted stock and option awards, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to such fiscal years. For a discussion of our valuation assumptions for 2007 figures, see Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008. For a discussion of our valuation assumptions for 2006 figures, see Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 9 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. See the Outstanding Equity Awards at Fiscal Year-end table for information regarding all outstanding awards.

(3)	Mr. Lehman assumed the position of President and Chief Executive Officer on January 1, 2007 and accordingly earned no compensation as an executive officer in 2006. Mr. Lehman earned an aggregate of $45,700 in 2006 in his capacity as a non-employee director.

(4)	Includes $110,417 of expense related to a grant of 50,000 restricted shares to Mr. Lehman upon commencement of his employment, and $11,543 of expense related to restricted shares Mr. Lehman earned during 2007 under the Company’s 2007 Equity Incentive Plan.

(5)	Represents living and transportation expenses paid by the Company on Mr. Lehman’s behalf.

(6)	Mr. Noyce served as President and Chief Executive Officer through December 31, 2006, and assumed the position of Vice Chairman effective January 1, 2007, in which position he served until January 31, 2008.

(7)	Includes compensation of $2,650 in the form of a Company contribution to Mr. Noyce’s 401(k) plan, a car allowance of $6,000 and reimbursement of country club dues totaling $2,400.

Outstanding Equity Awards at 2007 Fiscal Year End
          The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007.

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
				Equity					Equity	Awards:
				Incentive					Incentive	Market or
				Plan					Plan	Payout
				Awards:					Awards:	Value of
				Number of					Number of	Unearned
	Number of	Number of		Securities			Number of	Market	Unearned	Shares,
	Securities	Securities		Underlying			Shares or	Value of	Shares,	Units or
	Underlying Un-	Underlying Un-		Un-			Units of	Shares or	Units or	Other
	exercised	exercised		exercised	Option		Stock That	Units of	Other	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Stock That	Rights That	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Have Not Vested	Have Not Vested	Vested
Name	Exercisable	Un-exercisable		(#)	($)	Date	(#)	($)	(#)	(#)
Gregg O. Lehman	15,000	0			1.60	9/22/2012	33,333	88,333	125,000	347,500
	0	250,000	(1)		2.65	1/3/2013

Jerry V. Noyce	15,000	0			0.95	8/1/2011			125,000	347,500
	15,000	15,000			0.95	8/1/2011
	82,000	0			0.47	2/21/2008
	82,000	0			0.39	2/10/2009
	20,000	0			1.25	12/8/2013
	60,000	20,000	(2)		2.07	3/10/2014
	20,000	20,000	(3)		2.62	2/24/2011
	25,000	75,000	(4)		2.69	1/24/2012
	0	50,000	(5)		2.97	2/26/2013

Wesley W. Winnekins	10,000	0			0.95	8/1/2011			76,077	211,494
	7,500	7,500			0.95	8/1/2001
	17,000	0			0.47	2/21/08
	17,000	0			0.39	2/10/2009
	10,000	0			0.69	7/25/2013
	12,750	4,250	(6)		2.07	3/10/2014
	5,000	5,000	(7)		2.62	2/24/2011
	10,000	30,000	(8)		2.69	1/24/2012
	0	30,000	(9)		2.97	2/26/2013

(1)	Vests in increments of 50,000 shares on January 1 of each year, beginning in 2008.

(2)	Vests in increments of 20,000 shares on March 10 of each year, beginning in 2005.

(3)	Vests in increments of 10,000 shares on February 24 of each year, beginning in 2006.

(4)	Vests in increments of 25,000 shares on January 24 of each year, beginning in 2007.

(5)	Vests in increments of 12,500 shares on February 26 of each year, beginning in 2008.

(6)	Vests in increments of 4,250 shares on March 10 of each year, beginning in 2005.

(7)	Vests in increments of 2,500 shares on February 24 of each year, beginning in 2006.

(8)	Vests in increments of 10,000 shares on January 24 of each year, beginning in 2007.

(9)	Vests in increments of 7,500 shares on February 26 of each year, beginning in 2008.

Equity Compensation Plan Information
          The following table provides information as of December 31, 2007 about the Company’s equity compensation plans:

				NUMBER OF SECURITIES
				REMAINING AVAILABLE FOR
	NUMBER OF SECURITIES		WEIGHTED AVERAGE	FUTURE ISSUANCE UNDER
	TO BE ISSUED UPON		EXERCISE PRICE OF	EQUITY COMPENSATION
	EXERCISE OF		OUTSTANDING	PLANS (EXCLUDING
	OUTSTANDING OPTIONS,		OPTIONS, WARRANTS	SECURITIES REFLECTED IN
	WARRANTS AND RIGHTS		AND RIGHTS	COLUMN (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,338,300		$1.96	1,494,530	(1)
Equity compensation plans not approved by security holders	1,694,431	(2)	$2.38	—

TOTAL	4,032,731		$2.14	1,494,530

(1)	Includes 333,708 shares of Common Stock available for issuance under the Company’s Employee Stock Purchase Plan, and 263,672 shares of Common Stock available for issuance under the Company’s 2007 Equity Incentive Plan.

(2)	Represents outstanding warrants to selling agents and investors issued in connection with financing transactions.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #2)
          Grant Thornton LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007 and has been selected by the Audit Committee to act as the Company’s auditors for fiscal 2008. Although it is not required to do so, the Board wishes to submit the selection of Grant Thornton LLP to the shareholders for ratification, based upon the recommendation of the Audit Committee. The Company’s selection of Grant Thornton LLP will be deemed ratified by the shareholders if holders of a majority of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company’s outstanding shares. The Audit Committee retains discretion at all times to select the Company’s independent registered public accounting firm, notwithstanding ratification by the Company’s shareholders. In the event the shareholders do not approve such selection, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
          The ratification of Grant Thornton LLP as the independent registered public accounting firm for the Company requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, provided that such majority must be greater than 25% of the Company’s outstanding shares.
Audit Fees
          The following fees were billed by Grant Thornton LLP in fiscal years 2006 and 2007:

	2006	2007
Audit Fees	$110,116	$129,332
Audit-Related Fees	10,091	10,350
Tax Fees	54,805	75,401
All Other Fees	107,326	—

	$282,338	$215,083
          Audit fees are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
          Audit-related fees are primarily for services rendered and expenses incurred for the audit of the Company’s 401(k) Employee Benefit Plan.
          Tax fees include fees for services provided and expenses incurred in connection with the preparation of federal and state tax returns, tax advice and tax planning.
          All other fees include fees for services provided and expenses incurred for non-audit related accounting services.
          Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. In addition, any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. As such, the Audit Committee adopted a policy in February 2003, which policy is included in the current Audit Committee charter, that states the Audit Committee is required to approve all audit and non-audit accounting-related services. The Audit Committee has pre-approved services to be requested from time to time by the Company’s Chief Executive Officer and Chief Financial Officer only on accounting matters that do not exceed $5,000 on any one occasion or $25,000 per year; provided, that the Company’s Chief Financial Officer must report to the Audit Committee on the provision of such services at the Audit Committee meeting held immediately thereafter. The Audit Committee pre-approved all of the non-audit services described above for which Grant Thornton LLP billed the Company fees in excess of the relevant thresholds.
          The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP’s independence and has determined that such services have not adversely affected Grant Thornton LLP’s independence.
VOTE REQUIRED
          The Board recommends that you vote “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm for the Company. Ratification of Grant Thornton LLP requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, provided that such majority must be greater than 25% of the Company’s outstanding shares.
AUDIT COMMITTEE REPORT
          In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management and the independent auditors;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended, with and without management present; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.
          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Robert J. Marzec (Chair)
John C. Penn
Mark W. Sheffert

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders (“Insiders”) are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
          To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to Insiders were complied with, except that one Form 4 to report a stock option exercise was reported late for each of K. James Ehlen, David Hurt, Linda Hall Whitman and Rodney Young.
OTHER BUSINESS
          Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
          Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2009 Annual Meeting must be received by the Company no later than December 23, 2008 to be includable in the Company’s proxy statement and related proxy for the 2009 Annual Meeting.
          Also, if a shareholder proposal intended to be presented at the 2009 Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after March 7, 2009, then the persons named in the Company’s proxy form for the 2009 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s materials.
FORM 10-K
          A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO WESLEY W. WINNEKINS, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.
Dated: April 21, 2008
Bloomington, Minnesota

HEALTH FITNESS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 29, 2008
3:30 p.m. (Central time)
1650 West 82nd Street
Bloomington, Minnesota 55431

Health Fitness Corporation 1650 West 82nd Street Bloomington, MN 55431	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 29, 2008.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
The undersigned hereby appoints ROBERT J. MARZEC, JOHN C. PENN, and MARK W. SHEFFERT, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Health Fitness Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 1650 West 82nd Street, Bloomington, Minnesota, at 3:30 p.m. (Central time) on May 29, 2008, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.
See reverse for voting instructions.

    COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 28, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/hfit/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 28, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will leave blank). Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Health Fitness Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Elect directors:	01 David F. Durenberger	06 John C. Penn
		02 K. James Ehlen	07 Curtis M. Selquist
		03 Gregg O. Lehman	08 Mark W. Sheffert
		04 Robert J. Marzec	09 Linda Hall Whitman
		05 Jerry V. Noyce	10 Rodney A. Young

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratify selection of Grant Thornton LLP as independent registered public accounting firm.

3.	In their discretion, upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box       ☐      Indicate changes below:

Date

Signature(s) in Box
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.